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                                                                    EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT

MAPCO Inc.:

We consent to the incorporation by reference of MAPCO Inc.'s Post-Effective Amendment No. 1 to Registration Statement No. 33-13090 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 2-77050 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-28722 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-29043 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-29044 on Form S-8, Registration No. 33-33217 on Form S-8 and Registration Statement No. 33-34044 on Form S-3 of our report dated February 1, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph on litigation relating to retroactive increases in prices paid to the State of Alaska under its royalty oil purchase agreements), appearing in the Annual Report on Form 10-K of MAPCO Inc. for the year ended December 31, 1993.


Deloitte & Touche
Tulsa, Oklahoma
March 29, 1994